SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                Date of Earliest Event Reported: November 8, 2006


                            Y-TEL INTERNATIONAL, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   DELAWARE                 000-33327                       13-4151225
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)

806 O'Neal Lane, Baton Rouge, LA  70816
-----------------------------------------------------
(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (225) 273-1100
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

                Section 1 - Registrant's Business and Operations


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS:  ELECTION OF DIRECTORS:
APPOINTMENT OF PRINCIPAL OFFICERS.

Todd Wallace has resigned as Director effective immediately and Greg Liptak has been appointed to the Board as a Director.

GREGORY J. LIPTAK

Mr. Liptak is currently Managing member of Western Media Group, LLC, a direct response agency that places products on cable television and broadcasting stations nationwide. Prior to forming Western Media Group, Mr. Liptak was Chief Executive Officer of Across Media Networks, LLC from 2000-2002. For most of his 41 years in the communications industry, Mr. Liptak served as President of Jones Media Networks from 1994 to 2000 and Jones Intercable and Spacelink (1985-1994). As President of Jones Intercable, he had P&L responsibility for 61 cable systems serving rural and urban markets in 21 states representing 1.4 million subscribers. From 1975 to 1985, Mr. Liptak served in several executive capacities with Times Mirror Cable Television including Senior Vice President of Marketing and Programming and Executive Vice President of Operations. He also held management positions with United Cable Television Corporation, Cox Cable Communications and was News director for WAND-TV, Decatur, Illinois. Mr. Liptak has a B.S. and M.S. from the University of Illinois.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2006                     Y-TEL INTERNATIONAL, INC.




                                           By: /s/ Calvin D. Smiley, Sr.
                                              ---------------------------
                                           Calvin D. Smiley, Sr., President